As filed with the Securities and Exchange Commission on June 6, 2006
Registration Nos. 333-40108
333-69638

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
IKON OFFICE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Ohio	23-0334400

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 Valley Stream Parkway, Malvern, PA	19355

(Address of Principal Executive Offices)	(Zip Code)

2000 IKON OFFICE SOLUTIONS, INC. EMPLOYEE STOCK OPTION PLAN
2000 IKON OFFICE SOLUTIONS, INC. EXECUTIVE INCENTIVE PLAN
2000 IKON OFFICE SOLUTIONS, INC. NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

(Full title of the plans)
Mark A. Hershey
Senior Vice President, General Counsel and Secretary
IKON Office Solutions, Inc.
70 Valley Stream Parkway
Malvern, PA 19355
(Name and address of agent for service)
(610) 296-8000
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES
     IKON Office Solutions, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to deregister under this registration statement certain shares of the Registrant’s common stock, without par value (the “Common Stock”), originally registered for issuance under the 2000 IKON Office Solutions, Inc. Employee Stock Option Plan (the “2000 Plan”), the 2000 IKON Office Solutions, Inc. Executive Incentive Plan (the “2000 Executive Plan”) and the 2000 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan (the “2000 Directors’ Plan”) pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2000 (Registration No. 333-40108) and the Registration Statement on Form S-8 filed with the SEC on September 19, 2001 (Registration No. 333-69638). Pursuant to the Registration Statement on Form S-8 (Registration No. 333-40108), a total of 5,000,000 shares of Common Stock were registered for issuance under the 2000 Plan, 1,000,000 shares of Common Stock were registered for issuance under the 2000 Executive Plan, and 1,000,000 shares of Common Stock were registered for issuance under the 2000 Directors’ Plan. An additional 5,000,000 shares of Common Stock were registered for issuance under the 2000 Plan pursuant to the Registration Statement on Form S-8 (Registration No. 333-69638).
     As of February 22, 2006, five of the Registrant’s equity compensation plans, including the 2000 Plan, the 2000 Executive Plan and the 2000 Directors’ Plan, have been merged into the IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan (the “2006 Omnibus Plan”). No future awards will be made under the 2000 Plan, the 2000 Executive Plan or the 2000 Directors’ Plan. According to the terms of the 2006 Omnibus Plan, the number of shares of common stock attributable to outstanding grants under the 2000 Plan, the 2000 Executive Plan and the 2000 Directors’ Plan as of February 22, 2006, as well as shares of common stock reserved for issuance under these plans, other than previously exercised options or vested awards, as of February 22, 2006, will be issued or available for issuance under the 2006 Omnibus Plan. Outstanding grants under the 2000 Plan, the Executive Plan and the 2000 Directors’ Plan will continue to be governed according to their terms in effect on February 22, 2006, and the shares with respect to such grants will be issued or transferred under the 2006 Omnibus Plan. The total number of shares transferred from the 2000 Plan, the 2000 Executive Plan and the 2000 Directors’ Plan to the 2006 Omnibus Plan as of February 22, 2006 were, respectively, 4,586,517 shares, 884,833 shares and 812,431 shares (the “Carried Forward Shares”). The Carried Forward Shares are hereby deregistered under this registration statement.
     Concurrently with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a Registration Statement on Form S-8 to register shares of Common Stock for issuance pursuant to the 2006 Omnibus Plan, including but not limited to, the Carried Forward Shares. In accordance with General Instruction E to Form S-8 and other guidance promulgated by the SEC, the registration fees associated with the Carried Forward Shares paid by the Registrant in connection with the original filing of the Registration Statement on Form S-8 (Registration No. 333-69638) will be carried forward and applied to the registration fee required in connection with the Registration Statement on Form S-8 for the 2006 Omnibus Plan.

Item 8. Exhibits
SIGNATURES
Powers of Attorney

Item 8. Exhibits.
     24.1 Powers of Attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Malvern, Commonwealth of Pennsylvania, on this 6th day of June 2006.

IKON OFFICE SOLUTIONS, INC.

Date: June 6, 2006	By:

		Name:	Robert F. Woods
		Title:	Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Matthew J. Espe	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 6, 2006

Robert F. Woods	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 6, 2006

Theodore E. Strand	Vice President and Controller (Principal Accounting Officer)	June 6, 2006

* Philip E. Cushing	Director	June 6, 2006

* Thomas R. Gibson	Director	June 6, 2006

* Richard A. Jalkut	Director	June 6, 2006

* Arthur E. Johnson	Director	June 6, 2006

* Kurt M. Landgraf	Director	June 6, 2006

* Gerald Luterman	Director	June 6, 2006

Signature	Title	Date

* William E. McCracken	Director	June 6, 2006

* William L. Meddaugh	Director	June 6, 2006

* Anthony P. Terracciano	Director	June 6, 2006

* By:

Mark A. Hershey
Attorney-in-fact